As filed with the Securities and Exchange Commission on December 9, 2015
Registration No. 333-200088

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________________
RAVEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

South Dakota	46-0246171
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
205 E. 6th Street, P.O. Box 5107
Sioux Falls, South Dakota 57117- 5107
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code (605) 336-2750

Daniel A. Rykhus
President and Chief Executive Officer
Raven Industries, Inc.
205 E. 6th Street, P.O. Box 5107
Sioux Falls, SD 57117-5107
Telephone: (605) 336-2750
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to: Martin R. Rosenbaum, Esq. Maslon LLP 3300 Wells Fargo Center, 90 South 7th Street Minneapolis, Minnesota 55402 Telephone: (612) 672-8200 Facsimile: (612) 672-8397

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

EXPLANATORY NOTE / REMOVAL OF SECURITIES FROM REGISTRATION
This Post-Effective Amendment, filed by Raven Industries, Inc. (the “Company”), relates to the Registration Statement No. 333-200088 on Form S-3, originally filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on November 10, 2014, pertaining to the registration of 1,541,696 shares of the common stock of the Company (the “Securities”).
In accordance with the undertaking made by the Company pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”), to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering subject to the Registration Statement, and pursuant to Rule 478 of the Securities Act, the Company hereby removes from registration all Securities under the Registration Statement that remain unsold as of the date hereof and terminates the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sioux Falls and the State of South Dakota, on December 9, 2015.

RAVEN INDUSTRIES, INC.

By: /s/ Daniel A. Rykhus
Daniel A. Rykhus, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

/s/ Daniel A. Rykhus	12/9/2015
Daniel A. Rykhus, Director, President and Chief Executive Officer (principal executive officer)

/s/ Steven E. Brazones	12/9/2015
Steven E. Brazones, Vice President and Chief Financial Officer (principal financial and accounting officer)

*	12/9/2015
Thomas S. Everist, Chairman of the Board

*	12/9/2015
Jason M. Andringa, Director

*	12/9/2015
Mark E. Griffin, Director

*	12/9/2015
Kevin T. Kirby, Director

*	12/9/2015
Marc E. LeBaron, Director

*	12/9/2015
Cynthia H. Milligan, Director

By /s/ Daniel A. Rykhus
Daniel A. Rykhus, Attorney-in-fact